EXHIBIT (4)(i)(iii)

      THIRD SUPPLEMENTAL INDENTURE, dated as of July 30, 1997, among FIRST UNION CORPORATION, a corporation duly organized and existing under the laws of the State of North Carolina ("FUNC"), FIRST UNION CORPORATION OF VIRGINIA, a corporation duly organized and existing under the laws of the Commonwealth of Virginia ("FUNC-VA"), and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee").

                                R E C I T A L S

     WHEREAS, FUNC-VA (successor by merger to Dominion Bankshares Corporation) has heretofore executed and delivered to the Trustee's predecessor, Morgan Guaranty Trust Company of New York, an Indenture, dated as of June 24, 1987, as supplemented by the First Supplemental Indenture thereto, dated as of January 1, 1993, and the Second Supplemental Indenture thereto, dated as of May 10, 1993 (the "Second Supplemental Indenture")(as supplemented, the "Indenture"), providing for the issuance of the 9 5/8% Subordinated Capital Notes Due 1999 (the "Securities");

     WHEREAS, pursuant to the terms of the Second Supplemental Indenture, FUNC guaranteed, on a subordinated basis, the obligations of FUNC-VA under the Indenture and the Securities (the "Guaranty");

     WHEREAS, pursuant to a Plan of Merger, dated as of June 1, 1997 (the "Plan"), FUNC-VA is merging (the "Merger") with and into FUNC effective July 31, 1997, the separate existence of FUNC-VA shall cease and FUNC shall survive and continue to exist as a North Carolina corporation (the "Continuing Corporation"), and the Continuing Corporation and the Guarantor shall be one and the same entity;

     WHEREAS, Section 801 of the Indenture provides, in part, that FUNC-VA shall not merge into another Person unless the Person into which FUNC-VA is merged shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on the and interest on the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed;

     WHEREAS, Section 9O1(1) of the Indenture provides that, without the consent of any Holders, FUNC-VA, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into a supplemental indenture to evidence the succession of another Person to FUNC-VA and the assumption by any such successor of the covenants of FUNC-VA in the Indenture and in the Securities;

     WHEREAS, FUNC-VA has delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel, each stating that the Merger and this Third Supplemental Indenture comply with Article Eight of the Indenture and that all conditions precedent provided for in the Indenture relating to the Merger and the execution and delivery of this Third Supplemental Indenture have been complied with and (ii) a copy of the Board Resolution authorizing the execution of this Third Supplemental Indenture;

     WHEREAS, immediately after giving effect to the Merger and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of the Merger as having been incurred by the Company or such Subsidiary at the time of the Merger, no Event of Default or Default, and no event which, after notice or lapse of time or both, would become an Event of Default or Default, shall have happened and be continuing; and

     WHEREAS, all things necessary to authorize the assumption by the Continuing Corporation of FUNC-VA's obligations under the Indenture and to make this Third Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

     SECTION 1. Assumption of Obligations. The Continuing Corporation hereby expressly assumes, from and after the Effective Time (as defined in the Plan) of the Merger, the due and punctual payment of the principal of and interest on the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

     SECTION 2. Succession and Substitution. The Continuing Corporation, from and after the Effective Time, by virtue of the aforesaid assumption and the delivery of this Third Supplemental Indenture, shall succeed to and be substituted for and may exercise every right and power of FUNC-VA under the Indenture with the same effect as if the Continuing Corporation had been named as the Company in the Indenture.

     SECTION 3. Representations and Warranties. The Continuing Corporation, as of the date of execution of this Third Supplemental Indenture, represents and warrants that: (i) it is a corporation organized and validly existing under the laws of the State of North Carolina; (ii) it has full corporate power and authority to execute and deliver this Third Supplemental Indenture and to perform its obligations under this Third Supplemental Indenture in accordance with its terms; and that (iii) the execution, delivery and performance of this Third Supplemental Indenture will not violate, conflict with or constitute a breach of, or a default under its articles of incorporation or by-laws, or any other material agreement or instrument to which it is a party or which is binding on it or its assets, and will not result in the creation of any lien on, or security interest in, any of its assets.

     SECTION 4. Covenants. All covenants and agreements in this Third Supplemental Indenture by the Continuing Corporation shall bind its respective successors and assigns, whether so expressed or not.

     SECTION 5. Requests and Notices. Pursuant to Section 105 of the Indenture, from and after the Effective Time, any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with the Company shall be addressed to the Continuing Corporation at One First Union Center, Charlotte, North Carolina 28288-0013, Attention: General Counsel or at any other address previously furnished to the Trustee by the Continuing Corporation.

     SECTION 6. Separability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 7. No Third Party Benefit. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture, as amended by this Third Supplemental Indenture.

     SECTION 8. Continuance of Indenture; Effectiveness. This Third Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof from and after the Effective Time. The Indenture, as supplemented by this Third Supplemental Indenture, shall continue in full force and effect from and after the Effective Time; provided, however, that the terms and provisions of the Second Supplemental Indenture, to the extent relating to the Guaranty and the Guarantor, shall no longer be applicable; provided further, however, that nothing in this Third Supplemental Indenture shall affect such provisions with respect to the period prior to the Effective Time. This Third Supplemental Indenture shall become effective at the Effective Time.

     SECTION 9. Governing Law. This Third Supplemental Indenture shall be governed by and construed ln accordance with the laws of the State of New York.

     SECTION 10. Defined Terms. All capitalized terms used in this Third Supplemental Indenture shall have the same meanings assigned to them in the Indenture.

     SECTION 11. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 12. Trustee's Duties, Responsibilities and Liabilities. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture, and this Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of their acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                   FIRST UNION CORPORATION

/s/ Carol R. Mullis                       By: /s/ Kent S. Hathaway
----------------------------                  ----------------------------
Assistant Secretary                           Name: Kent S. Hathaway
                                              Title: Senior Vice President


Attest:                                   FIRST UNION CORPORATION OF VIRGINIA

/s/ Carol R. Mullis                       By: /s/ Kent S. Hathaway
----------------------------                  ----------------------------
Assistant Secretary                           Name: Kent S. Hathaway
                                              Title: Senior Vice President


Attest:                                   FIRST TRUST OF NEW YORK,
                                          NATIONAL ASSOCIATION,
                                          as TRUSTEE

                                          By: /s/ Frank J. Gillhaus, Jr.
----------------------------                  ----------------------------
                                              Name: Frank J. Gillhaus, Jr.
                                              Title:Vice President